THE PAYMENT OF THIS INSTRUMENT, BOTH PRINCIPAL AND INTEREST, AND ALL OTHER INDEBTEDNESS EVIDENCED HEREBY, IS SUBJECT TO THE PRIOR RIGHTS OF THE COMPANY'S SENIOR LENDERS (AS DEFINED HEREIN).

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE OR TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

            Series 1997 10% Subordinated Convertible Debenture
                          Due ____________, 2004




No. 1997/10-______________                                   $________________
Chicago, Illinois                                        _______________, 1997



      KNOW ALL PERSONS BY THESE PRESENTS that TRO Learning Inc., a Delaware corporation (the "Issuer"), for value received, promises to pay to ___________________________, or registered assignee (the "Holder"), the principal sum of ____________________Dollars ($_____________) on
______________, 2004 (or at an earlier redemption date as provided for herein), together with interest on said principal amount from the date hereof until the principal amount is paid at the rate of ten percent (10%) per annum, compounded annually (this "Debenture"). Interest will be paid on July 1, and January 1 of each year, commencing July 1, 1997. Principal shall be payable at the office of the Issuer upon representation and surrender of this Debenture. Interest shall be paid by Issuer's check payable to the person listed as the registered owner of the Debenture on any interest payment date on the Debenture register maintained by the Issuer, and mailed on each interest payment date (other than a date which is a principal payment date) to said registered owner at the address shown on said Debenture register.

      1.  DEFINITIONS.

      Certain terms used herein and not otherwise defined (including capitalized terms used in the foregoing Recitals) shall have the following meanings:

      "CONVERSION PRICE" shall have the meaning set forth in Section 4(b) hereof.

      "ISSUER OBLIGATION" means the Senior Secured Obligations or the Subordinate Obligations, as the context requires.

      "PAYMENT IN FULL" or "PAID IN FULL" or any similar term(s) with respect to any Issuer Obligation means (a) the satisfaction and final payment in full of such Issuer Obligation in cash or cash equivalents reasonably acceptable to the payee, the termination of any obligation on the part of the holder of such Issuer Obligation to make any future loans or to afford any further financial accommodation to Issuer, and the full and timely performance of all obligations, or (b) in the case of any Issuer Obligation consisting of contingent obligations (including without limitation contingent obligations in respect of letters of credit or other indemnifications under the Senior Loan Documents), the setting apart of cash sufficient to discharge such portion of such Issuer Obligation in an account for the exclusive benefit of the holders thereof, in which account such holders shall be granted by Issuer a first priority perfected security interest in a manner acceptable to such holders, which payment or perfected security interest shall have been retained by the holders, in the case of each of (a) and (b) above, for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights law.

      "SENIOR LENDER" means Sanwa Business Credit Corporation and its successors and assigns and/or any other lender under a Senior Loan Agreement.

      "SENIOR LOAN AGREEMENT" means that certain Amended and Restated Loan and Security Agreement dated effective as of March 5, 1997, among the Senior Lender, The Roach Organization, Inc. and TRO Learning (Canada), Inc., as the same may hereafter be amended, supplemented, modified, replaced or refinanced from time to time and/or any other agreement for secured indebtedness refinancing or replacing such credit agreement in whole or in part.

      "SENIOR LOAN DOCUMENTS" means the Senior Loan Agreement and all other instruments, agreements and documents which create, evidence or secure the Senior Secured Obligations from time to time (including but not limited to any promissory notes, security agreements, guarantees, pledge agreements, hypothecation agreements, mortgages, financing statements, and all other agreements of any type whatsoever), delivered by Issuer, any guarantor or any other person or entity, as any of the same may be amended, supplemented, modified, replaced or refinanced by the Senior Lender from time to time.

      "SENIOR SECURED OBLIGATIONS" means all "Liabilities" as that term is defined in the Senior Loan Documents owing to the Senior Lender, including but not limited to principal, interest, fees and all other amounts owing to the Senior Lender under the Senior Loan Documents, from time to time. There is no limitation on the amount of Senior Secured Obligations that Issuer can incur.

      "SUBORDINATE CONVERTIBLE DEBENTURES" means those debentures of the Issuer designated as its Series 1997 10% Subordinated Convertible Debentures in the aggregate amount up to $7,000,000, also referred to herein as "Debentures".

    "SUBORDINATE OBLIGATIONS" means all principal, interest, fees and all other amounts owing to the Holder under the Subordinate Convertible Debentures from time to time, whether in respect of principal, interest or otherwise.

    2.  SERIES.

    This Debenture is one of the Subordinate Convertible Debentures. All payments with respect to the Debentures shall be made to all holders of the Debentures PRO RATA, based upon amounts then due or owing.

    3.  REDEMPTION.

        (a) Except as set forth herein, this Debenture may not be prepaid or redeemed.

        (b) This Debenture may be redeemed by the Issuer, at its option, in whole or in part, if (i) the closing bid price of a single share of the Issuer's Common Stock, as reported in the principal market upon which the Issuer's public registered Common Stock is traded, is at least 200% of the Conversion Price for twenty consecutive trading days; (ii) the average daily trading volume of the Issuer's Common Stock for such twenty day period is not less than 40,000 shares; and (iii) the shares into which the Debentures are convertible are subject to an effective registration statement under the Securities Act of 1933 (the "Securities Act") or are saleable under Rule 144(k) thereunder. In the event of a redemption pursuant to this Section 3(b), the Issuer shall redeem this Debenture at 101% of the principal sum stated herein, together with all interest accrued and unpaid on said principal sum to the date of redemption.

        (c) The Issuer shall redeem Debentures representing at least 25% of the total principal amount of this Series, on a pro rata basis, on each of March ___, 2001, 2002, 2003 and 2004.

        (d) In the event of any redemption under Section 3(b) or Section 3(c), the Issuer shall provide a notice of redemption (the "Redemption Notice") to the registered Holder of this Debenture, at the address shown on the Issuer's Debenture register. If conversion is not elected in accordance with
    Section 4, the redemption shall take place on the date specified in the Redemption Notice, which shall not be earlier than 30 days subsequent to the date of the Redemption Notice (a "Redemption Date"). On a Redemption Date, this Debenture, if redeemed in whole, shall be deemed cancelled, null and void and of no further force and effect, provided that the Issuer pays to the holder hereof the redemption price. In the event of a partial redemption of this Debenture, the holder of this Debenture shall submit this Debenture to the Issuer, which shall make a notation on the face of this Debenture as to the amount which has been redeemed and, with respect to such amount redeemed, this Debenture shall be cancelled, null and void and of no further force and effect, provided that the Issuer pays the redemption price for the amount of this Debenture so redeemed.

4.  CONVERSION.

    (a) This Debenture may be converted into shares of the Issuer's Common Stock, at the option of the holder, in whole but not in part, at the Conversion Price. No fractional shares of Common Stock shall be issued. Upon conversion of this Debenture, fractional shares, if applicable, shall be paid in cash based on the Conversion Price.

    (b) For purposes hereof, the term "Conversion Price" shall mean initially $_______per share. [120% of the average closing bid price for the twenty days prior to closing], and shall be subject to adjustment, as follows:

         (i) In case the Issuer shall at anytime hereafter subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the Conversion Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock, and each share of Common Stock issuable upon conversion of this Debenture shall be changed to the number determined by dividing the then current Conversion Price by the Conversion Price as adjusted after the subdivision, combination, or dividend payable in Common Stock.

         (ii) If any capital reorganization or reclassification of the capital stock of the Issuer, or consolidation or merger of the Issuer with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall hereafter have the right to receive upon the basis and upon the terms and conditions specified in this Debenture and in lieu of the shares of the Common Stock of the Issuer into which this Debenture was immediately theretofore convertible, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock into which this Debenture was immediately theretofore convertible had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares into which this Debenture may be converted) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Issuer shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Issuer, the obligation to deliver to such holder such shares of stock, securities or assets into which, in accordance with the foregoing provisions, such holder may be entitled to convert this Debenture.

               (iii) If the Issuer distributes to all holders of Common Stock any assets (excluding ordinary cash dividends) or debt securities or any rights or warrants to purchase debt securities, assets or other securities (including Common Stock), the Conversion Price shall be adjusted in accordance with the formula:

          C(1) = C x (O x M) - F
                 ---------------
                    O x M

where:

          C(1) = the adjusted Conversion Price.

          C    = the current Conversion Price.

          M    = the average market price of
                 Common Stock for the 30
                 consecutive trading days
                 commencing 45 trading days before
                 the record date mentioned below.

          O    = the number of shares of Common
                 Stock outstanding on the record
                 date mentioned below.

          F    = the fair market value on the record
                 date of the aggregate of all assets,
                 securities, rights or warrants
                 distributed. The Issuer's Board of
                 Directors shall determine the fair
                 market value in the exercise of its
                 reasonable judgment.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               (iv) If the Issuer issues or sells any shares of Common Stock for a consideration per share less than the Conversion Price then in effect (other than dividends payable in shares of Common Stock), or issues any options, warrants, or other rights to purchase Common Stock at a consideration per share less than the Conversion Price then in effect, or issues securities convertible into Common Stock at a conversion price per share of less than the Conversion Price then in effect, then the Conversion Price in effect immediately prior to such issuance or sale shall be adjusted by multiplying such Conversion Price by a fraction, (a) the numerator of which shall be an amount equal to the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the applicable Conversion Price in effect immediately prior to such issuance or sale, and (B) the total consideration payable to the Issuer upon such issuance or sale of such Common Stock and/or such purchase rights or convertible securities, plus the consideration payable to the Issuer upon the exercise of such purchase rights or upon conversion of such convertible securities, and (b) the denominator of which shall be an amount equal to the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale plus the number of shares of Common Stock issuable upon the exercise of any purchase rights and/or upon the conversion of convertible securities issued in such issuance. If the Conversion Price is adjusted as the result of the issuance of any options, warrants or other purchase rights or upon the issuance of convertible securities, no further adjustments of such Conversion Price shall be made at the time of the exercise of such options, warrants or other purchase rights or convertible securities. If securities are sold for a consideration other than cash, the amount of the consideration other than cash received by the Issuer shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Issuer.

               (v) Upon any adjustment of the Conversion Price, then and in each such case, the Issuer shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Debenture at the address of such holder as shown on the books of the Issuer, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares into which this Debenture may be converted, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (c) The number of shares of Common Stock to be received upon conversion of this Debenture shall be equal to (x) the principal amount of this Debenture, divided by (y) the per share Conversion Price. Conversion shall be effected by the Holder completing and duly executing the conversion election form attached hereto (the "Conversion Election") and surrendering this Debenture, together with such Conversion Election, to the Issuer at its principal office on or before the date for such conversion stated in the Conversion Election or before the Redemption Date stated in the Redemption Notice. This Debenture, or any part thereof called for redemption, must be covered in whole and not in part.

           (d) As soon as practicable after the receipt of the Conversion Election, the Company will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct, a certificate or certificates representing the shares of Common Stock acquired upon such exercise. No fractional shares of Common Stock shall be issued; in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Company shall also pay the Holder an amount equal to the interest accrued on the Debenture to the date of conversion.

           (e) Any shares of Common Stock issued upon conversion shall not be freely tradeable and shall be "restricted shares," shall be subject to the same restrictions on transfer as are the Debentures, and the certificate therefor shall contain a legend in substantially the form set forth on the face of this Debenture. In addition, all shares of Common Stock so issued shall be entitled to certain registration rights, as set forth herein and limited hereby.

           (f) A number of shares of Common Stock sufficient to provide for the exercise of the conversion rights upon the basis herein set forth shall at all items be reserved for the exercise thereof, subject to any required action of the shareholders. If any such shareholder action is required, the Issuer shall use its best efforts to cause such action to be taken.

     5.  SUBORDINATION.

     This Debenture is not, nor shall it ever be, secured by any collateral and is not, nor shall it ever be, the subject of any guaranty. The Subordinate Obligations are and shall be expressly subordinate and junior in right of payment to all Senior Secured Obligations until the Senior Secured Obligations have been Paid In Full. Holder's interest in and to the payment of principal, interest and premium or any other amounts due hereunder, is subordinate to the interest of the Senior Lender and subject to the terms of this Agreement. The Senior Lender has advanced funds and may from time to time advance additional funds in reliance upon the subordination of the Subordinate Obligations to the Senior Secured Obligations. Holder agrees to be fully unsecured with respect to the Subordinate Obligations and, to that end, Holder agrees to execute, file and/or record all such releases, termination statements and satisfactions as are requested by the Senior Lender in order to cause the Subordinate Obligations to be fully unsecured.

     6.  DEFAULT.

     Each of the following events shall be an Event of Default ("Event of Default") for purposes of this Debenture:

      (a) The Issuer fails to pay when due any installment of interest on this Debenture within fifteen (15) days of the due date.

      (b) The Issuer fails to pay when due any principal or premium within 30 days of the due date.

      (c) The Issuer defaults in the due and punctual performance or observance of any material term contained in this Debenture, and such default continues for a period of sixty (60) days after written notice thereof to the Issuer; provided, however, that if such default cannot be cured within 60 days, corrective action must be instituted within such period, and such default must be cured as promptly as practicable, but in any event within 120 days.

      (d) Any representation or warranty made by or on behalf of the Issuer in this Debenture or in any certificate or other instrument delivered under or pursuant to any term hereof shall prove to have been untrue or incorrect in any material respect as of the date such representation or warranty was made or if any certificate, financial statement or financial schedule or other instrument prepared by the Issuer or any executive officer of the Issuer furnished or delivered under or pursuant to this Debenture after the date hereof shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered.

      (e) The Issuer shall fail to deliver the appropriate number of shares of Common Stock in satisfaction of a Conversion Election by a Holder as provided herein and such default shall continue for a period of ten (10) days after written notice of such default to the Issuer.

      (f) The Issuer or any subsidiary shall default in any material respect in the due and punctual performance of any covenant or agreement in any note, bond, indenture, loan agreement, note agreement, mortgaged security agreement or other instrument evidencing indebtedness for borrowed money, excluding the Senior Loan Documents, in the principal amount of at least $250,000, and such default shall continue uncured or unwaived for more than 60 days after written notice to the Issuer thereof; the parties hereto agreeing that an event of default under the Senior Loan Documents shall not constitute an Event of Default hereunder.

      (g) The Issuer makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking for itself a reorganization arrangement composition readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Issuer for any such relief, or a petition is filed against the Issuer and the petition is not dismissed within 60 days after the filing thereof, or if a trustee, receiver or similar officer is appointed for the Issuer for the

     Issuer's property and such appointment is not dismissed within 60 days after such appointment.

     Upon the occurrence of an Event of Default, then not fewer than three Holders holding not less than an aggregate of twenty-five percent (25%) of the principal amount of the Debentures then outstanding may declare immediately due and payable the outstanding amounts under all the Debentures, and the same shall thereupon be immediately due and payable, and, subject to the terms contained in Sections 7 and 8 hereof, may exercise any and all remedies available under Illinois law or in equity.

     Upon the occurrence of an Event of Default as described in Section 6(e) hereof, the Holder hereof shall have the option to declare the principal amount hereof, and all accrued but unpaid interest thereon, to be immediately due and payable upon written notice from the Holder to the Issuer and, subject to the terms contained in Sections 7 and 8 hereof, to exercise any and all remedies available to it under Illinois law or at equity.

     7. STANDBY; NON-INTERFERENCE.

          (a) At any time prior to the date the Senior Secured Obligations are Paid in Full, Holder shall not, except as expressly provided in Sections 7(d) and 7(f) hereof or with respect to the Issuer's obligations in Sections 4 and 14 hereof, (i) exercise any rights or remedies Holder may have under the Subordinate Convertible Debentures or otherwise; (ii) commence or join with any other creditors of Issuer (except the Senior Lender) in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Issuer;
      (iii) commence any action or proceeding against Issuer to enforce or collect any Subordinate Obligation; (iv) commence any action to obtain possession of property of Issuer, to exercise control over property of Issuer or to create, perfect or enforce any lien against property of Issuer; (v) exercise any control over or power to direct the use or distribution of insurance proceeds, condemnation proceeds, proceeds of sale of any property of Issuer; or (vi) take any action which interferes with or impairs Senior Lender's rights and remedies, in any manner whatsoever.

          (b) In the event Issuer defaults on its obligations to Senior Lender and, as a result, Senior Lender undertakes to enforce Senior Lender's security interests and liens in Issuer's assets, Holder agrees that Holder will not hinder, delay or otherwise prevent Senior Lender from taking any and all action which Senior Lender deems necessary to enforce Senior Lender's security interests and liens in Issuer's assets and to realize thereon or to take any action which interferes with or impairs Senior Lender's rights and remedies, in any manner whatsoever.

          (c) If any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings are commenced by or against Issuer or its property, or if any proceedings for involuntary liquidation, dissolution or other winding up of Issuer whether or not involving insolvency or bankruptcy are commenced by or against Issuer, then

      Senior Lender shall be entitled in any such proceeding to receive Payment in Full of all Senior Secured Obligations before Holder is entitled in any such proceedings to receive any payment on account of the Subordinate Obligations, and to that end, in any such proceedings, any payment or distribution of any kind or character, (whether in cash, cash equivalents, property (excluding the Issuer's Common Stock), by set-off or otherwise) to which Holder would be entitled but for the provisions hereof, shall be delivered to Senior Lender to the extent necessary to make Payment in Full of all Senior Secured Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to or for Senior Lender in respect thereof.

          (d) At any time prior to the date the Senior Secured Obligations are Paid in Full, upon the occurrence of an Event of Default under the terms of the Subordinate Convertible Debentures, Holder may subject to the limitations on remedies contained in Section 6, on a date not earlier than two hundred seventy (270) days from the date an Event of Default occurs hereunder, (i) accelerate payments due pursuant to the Subordinate Convertible Debentures; (ii) demand payment from Issuer;
      (iii) bring suit against Issuer; and (iv) obtain a judgement against Issuer. Until the Senior Secured Obligations are Paid in Full, Holder may not record, register, or file such judgement or take any further actions to enforce its judgement against the assets of Issuer or do any of the other acts or exercise any other of the rights described in
      Section 7(a); provided, however, that this Section 7(d) shall not limit or impair Holder's rights to enforce the provisions of Sections 4 and 14 hereof.

          (e) Holder shall have no right to receive any payments or monies resulting from such action or proceeding until the Senior Secured Obligations are Paid in Full and Holder shall not take any action which interferes with or impairs Senior Lender's rights and remedies, in any manner whatsoever.

          (f) Subject to the provisions of Section 7(e), Holder may, in any proceeding described in Section 7(c) hereof, in the name of Holder, file claims, proofs of claims and other instruments of similar character necessary to enforce the obligations of Issuer in respect of the Subordinate Obligations. Neither this Section 7(f) nor any other provision hereof shall be construed to give Holder any right to vote any Issuer Obligation held by Senior Lender, any related claim or any portion of such claim, whether in connection with any resolution, arrangement, plan or reorganization, compromise, settlement, election of trustees or otherwise.

          (g) Nothing in this Agreement shall restrict the ability of the Senior Lender to declare a default, accelerate all or any portion of the Senior Secured Obligations and/or exercise any and all rights and remedies contained in the Senior Loan Documents.

8.  PERMITTED PAYMENTS; RIGHT TO RETAIN PAYMENTS.

    (a) Holder shall not be entitled to receive or retain any direct or indirect payment (in cash, cash equivalents, property (excluding the Issuer's Common Stock), by set-off or otherwise) from Issuer of or on account of any Subordinate Obligations: (i) if the payment from Issuer to Holder would create a Default or an Event of Default under the terms of the Senior Loan Documents, or (ii) if there has occurred and is continuing an Event of Default under the terms of the Senior Loan Documents. Provided that no Event of Default or Default (as defined in the Senior Loan Agreement) shall have occurred and is continuing under the terms of the Senior Loan Agreement, Issuer shall be entitled to make to, and Holder shall be entitled to receive and retain (i) semi-annual installments of interest at the interest rate set forth in the Subordinated Loan Documents, commencing on July 1, 1997 and thereafter until Paid in Full and (ii) the redemption payments pursuant to
Section 3(c) hereof. Nothing herein shall limit or impair Holder's rights to enforce the provisions of Sections 4 and 14 hereof.

    (b) Except as expressly provided in Section 8(a), at any time that any Senior Secured Obligation is outstanding, Issuer shall not make and Holder shall not receive or accept any payment (in cash, cash-equivalents, property, by set-off or otherwise) of any kind or nature with respect to the Subordinate Obligations, including but not limited to any prepayment of principal or interest.

    (c) If Issuer shall make any payments which the Holder is not permitted to receive and retain pursuant to this Agreement, then such payment shall be held in trust by Holder for the benefit of, and shall be paid over promptly to the Senior Lender, for application to the payment of the Senior Secured Obligations, in such order of priority as Senior Lender shall determine, in its sole and exclusive discretion. If Holder pays over any payment or distribution as provided above, then such payment or distribution shall be deemed to have been made by Issuer directly to Senior Lender and not to Holder and no Subordinate Obligation shall be discharged by reason of its receipt of any payment or distribution which is so paid over to Senior Lender.

9.  COVENANTS.

    (a) The Issuer agrees that until this Debenture is paid in full, the Issuer will:

         (1) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and those of its subsidiaries.

         (2)  Deliver to the Holder hereof:

              (i) as soon as practicable, but in any event within 45 days after the close of each of the Issuer's first three fiscal quarters, unaudited summary consolidated operating results, balance sheets and cash flow statements and cash flow statements of the Company and its subsidiaries as of the end of such fiscal quarter, and in comparative form figures for the corresponding fiscal quarter of the previous fiscal year, all in reasonable detail, and certified by an authorized accounting officer of the Company, subject to year-end adjustments;

              (ii) as soon as practicable, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Issuer and its subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail, and duly certified by the Issuer's independent public accountants;

              (iii) concurrently with the delivery of the financial statements referred to in paragraphs (i) and (ii) above, a certificate of the Issuer signed by the President or Chief Financial Officer, stating that, to the best of such officer's knowledge after due inquiry, the Issuer has performed and observed each and every covenant contained in this Debenture to be performed by it and that no event has occurred and no condition then exists which constitutes an Event of Default or would constitute each an Event of Default upon the lapse of time or upon the giving of notice and the lapse of time; or, if any such event has occurred or any such condition exists, specifying the nature thereof; and

              (iv) provided that, if the Issuer is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), delivery to the Holder of annual and quarterly reports, proxy statements and registration statements filed with the Securities and Exchange Commission as and when delivered to the public security holders of the Issuer shall be sufficient to satisfy the Issuer's obligations under this Section 9(a)(2).

         (3) Pay, and cause each subsidiary to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets, except where the failure to so pay such taxes would not have a material adverse effect on the business or financial condition of the Issuer and its subsidiaries, taken as a whole, or where the Issuer is in good faith contesting the imposition of a tax or the amount due thereunder.

         (4) Conduct, and cause its subsidiaries to conduct, their respective businesses in substantial compliance with all laws and regulations governing the operation of such businesses, except where the failure to so conduct such businesses would not have a material adverse effect on the business or financial condition of the Issuer and its subsidiaries, taken as a whole.

              (5) Maintain, and cause its subsidiaries to maintain, their respective properties and assets in generally good repair, working order and condition and maintain, with financially sound and reputable insurers, insurance with respect to such properties and assets against such losses, hazards, liabilities and risks, and in amounts, to the extent and in the manner customary for companies in similar businesses similarly situated, except where the failure to so maintain properties and assets or to so maintain insurance would not have a material adverse effect on the business or financial condition of the Issuer and its subsidiaries, taken as a whole.

          (b) The Issuer agrees that until this Debenture is paid in full, the Issuer will not declare or pay any dividend or make any other distribution on (i) the Common Stock or (ii) any class of preferred stock, unless (x) such dividend or distribution is permitted under the terms of the Senior Loan Documents AND (y) there is no Event of Default existing AND (z) the shareholders' equity of the Issuer, determined on a consistent basis in accordance with GAAP, after payment of the dividend, shall not be less than $20,812,000.

     10.  MODIFICATION OF DOCUMENTS

          (a) Senior Lender may amend, modify, extend, restate, replace or otherwise alter any Senior Loan Document in any manner whatsoever, without notice to or consent of Holder, including, but not limited to granting additional financial accommodations to Issuer, extending the term thereof, modifying the payment terms, increasing the principal amount of the loans, and interest rate thereof, and events of default. Any such amendment, modification, supplement, restatement or replacement shall not affect or impair the obligations of Holder and the Subordinate Obligations shall be subordinated to the Senior Secured Obligations as evidenced by the Senior Loan Documents, as amended, modified, supplemented, restated or replaced. Senior Lender shall have the right to exercise any and all rights and remedies granted to Senior Lender pursuant to the Senior Loan Documents, without notice to or consent of Holder.

          (b) At any time prior to the time the Senior Secured Obligations are Paid in Full, neither the Holder nor the Issuer shall, without the prior written consent of the Senior Lender, which consent may be withheld in Senior Lender's sole and absolute discretion, (i) amend, modify or otherwise alter the Subordinated Convertible Debentures in any manner whatsoever, including but not limited to modifications of the interest rate, payment terms, time for payments, or events of default,
     (ii) accept, retain, request or take any collateral for the Subordinated Obligations, (iii) increase the Subordinated Debt, or (v) except as expressly permitted pursuant to Section 8(a), accept payment of, demand payment of, sue for or receive all or any part of the Subordinated Debt.

     11. REVIVAL OF SUBORDINATION. Notwithstanding the Payment in Full of any Issuer Obligation, if any payment on account of any Issuer Obligation or any proceeds of collateral thereunder which are received by Senior Lender or Holder are subsequently rescinded or otherwise required to be repaid to issuer or any other person for any reason, then, to the extent such payment(s) and/or proceeds are repaid to Issuer or such other person, the subordination effected hereby with respect to such Issuer Obligation shall be revived and continued in full force and effect as if such payment(s) and/or proceeds had not been received by the original recipient thereof.

     12.  MISCELLANEOUS PROVISIONS.

     The Issuer will not, by amendment of its Articles of Incorporation or through reorganization consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof.

     This Debenture is issued in fully registered form without interest coupons. Transfer of this Debenture is restricted. The Issuer shall be entitled to treat the person or entity listed as the registered owner on its Debenture Register as the owner of this Debenture for all purposes.

     Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Debenture and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Issuer if requested by the Issuer, or in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Issuer shall issue a new Debenture identical in form to the lost, stolen, destroyed or mutilated Debenture.

     13.  NOTICES: ETC.

          (a) Any notice to a holder shall be in writing addressed to the Holder at the address last shown on the Issuer's Debenture register, shall be deemed given when delivered in person or three (3) days after deposit in the United States mail, postage prepaid and addressed in accordance with this section. Any notice to the Issuer shall be deemed given when delivered in person or three (3) days after deposit in the United States mail, postage prepaid and addressed as follows:

          If to Issuer:      TRO Learning, Inc.
                             1721 Moon Lake Boulevard
                             Suite 555
                             Hoffman Estates, IL 60194
                             Attn: Chief Financial Officer

     A party may change its address by notice given in conformity with this section.

         (b) This Debenture shall be governed and interpreted under the laws of the State of Illinois, without regard to the conflicts of laws provision thereof.

         (c) Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         (d) All shares of Common Stock or other securities issued upon the exercise of the Conversion Right shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuance thereof, if any.

         (e) Notwithstanding anything contained herein to the contrary, the Holder of this Debenture shall not be deemed a shareholder of the Company for any purpose whatsoever until and unless this Debenture has been converted pursuant to Section 3 hereof.

    14.  REGISTRATION RIGHTS.

    The Holder acknowledges and understands that the shares of Common Stock to be issued hereunder are not required to be registered under any securities laws except as set forth below. If such shares are not so registered, they will be "restricted securities" as that term is used under the Securities Act of 1933, as amended (the "Securities Act"), and the transferability and liquidity will be substantially restricted by federal and state securities laws and will bear a legend comparable to that set forth on the first page hereof.

         (a) On or before the nine-month anniversary of the date hereof, the Company shall file a registration statement under the Securities Act covering the sale of the Shares of Common Stock issuable upon conversion of the Debentures. The Company shall use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission (the "Commission") by the twelve-month anniversary of the date hereof. The costs and expenses directly related to such registration, including but not limited to legal fees of the Company's counsel, audit fees, printing expense, filing fees and fees and expenses relating to qualifications under state securities or blue sky laws incurred by the Company shall be borne entirely by the Company; provided, however, that the persons for whose account the securities covered by such registration are sold shall bear the underwriting commissions, if any, applicable to their shares and fees of their legal counsel. If the holders of shares of Common Stock underlying the Debentures are the only persons whose shares are included in the registration pursuant to this section, such holders shall bear the expense of inclusion of audited financial statements in the registration statement which are not dated as of the Company's normal fiscal year or are not otherwise prepared by the Company for its own business purposes. The Company shall keep effective and maintain such registration statement for such period as may be necessary for the holders of such common stock to dispose of such securities and, from time to time shall amend or supplement, at the holder's expense, the prospectus or offering circular used in connection therewith to the extent necessary in order to comply with applicable law; provided, that the Company shall not be required to maintain the effectiveness of such registration statement once holders of the Debentures can sell the shares underlying the Debentures under Rule 144(k) or any successor thereto under the Securities Act.

         (b)  The managing underwriter of an offering registered pursuant to
     Section 14(a), if any, shall be selected by the holders of a majority of the shares issued or issuable upon the conversion of the Debentures for which registration has been requested and shall be reasonably acceptable to the Company. Without the written consent of the holders of a majority of the shares issued or issuable upon the exercise of the Debentures for which registration has been requested pursuant to this Section 14(b), neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the share issued upon the conversion of the Debentures or require the exclusion of any portion of the shares issued upon the exercise of the Debentures to be registered.

         (c) If the Company proposes to claim an exemption under Section 3(b) of the Securities Act for a public offering of any of its securities or to register under the Securities Act (except by a claim of exemption or registration statement on a form that does not permit the inclusion of shares by its security holders) any of its securities, it will give written notice to all registered holders of the Debentures, and all registered holders of shares of Common Stock acquired upon the conversion of Debentures, of its intention to do so and, on the written request of any such registered holders given within twenty (20) days after receipt of any such notice (which request must be made within seven (7) years from the date of this Debenture), the Company will use its best efforts to cause all such shares, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company; provided, however, that (i) the Company shall not be required to include any such shares of Common Stock in any such registration for any holder who is able to sell all shares of Common Stock owned by such holder (or issuable to such holder upon conversion of this Debenture), and which benefit from the registration rights granted hereunder, during the three-month period beginning on the date such notice is received by such holder, without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) or any successor thereto under the Securities Act; (ii) the Company shall not be required to give such notice with respect to, or to include such Common Stock in, any such registration which is primarily (A) a registration of a stock option plan or other employee benefit plan or of securities issued or issuable pursuant to any such plan such as a registration on Form S-8, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation such as a registration on Form S-4; (iii) the Company shall not be required to include in any such registration any shares of Common Stock previously duly registered under the Securities Act; (iv) the Company may, in its sole discretion, withdraw any such registration statement and abandon the proposed offering in which any such holder had requested to participate;

(v) if the offering to which the registration statement relates is to be distributed by or through an underwriter, each such holder shall agree, as a condition to the inclusion of such holder's securities in such registration, to sell the securities held by such holder through such underwriter on the same terms and conditions as the underwriter agrees to sell securities on behalf of the Company and not to sell, transfer, pledge, assign or otherwise dispose of any shares of Common Stock not sold by such holder in such offering for such period (up to (90) days after the effective date of the registration statement) as may be required by the underwriter; and (vi) if the offering to which the registration statement relates is to be distributed by or through an underwriter and a greater number of securities is offered for participation in the proposed underwriting than, in the opinion of the Company's underwriter, can be accommodated without significantly adversely affecting the proposed underwriting, the amount of such securities otherwise to be included in the underwritten offering on behalf of all persons other than the Company may be reduced pro rata, in accordance with the number of shares of Common Stock proposed to be sold by each such holder, or may be eliminated entirely from such underwritten public offering. The costs and expenses of such offering, including but not limited to legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and the premiums for insurance, if any, incurred by the Company in connection with any registration made pursuant to this Section 14(c) shall be borne entirely by the Company; PROVIDED, HOWEVER, that any holders participating in such registration shall bear their own underwriting discounts and commissions and the fees and expenses of their own counsel or accountants in connection with any such registration.

    (d) In connection with the filing of a registration statement under Sections 14(a) and (c) hereof, the Company shall:

         (i) prepare and file with the U.S. Securities and Exchange Commission (the "Commission") such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until holders of the Debentures can sell the shares underlying the Debentures without restriction under Rule 144(k) or any successor thereto under the Securities Act;

         (ii) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

         (iii) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within thirty (30) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

         (iv) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (v) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (vi) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the shares by such holder;

         (vii) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (viii) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (ix) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

               (x) at the request of any such holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and
          (ii) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letter such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

          (e) The Company hereby indemnifies the holder of this Debenture and of any common stock issued or issuable hereunder, its officers and directors, and any person who controls such Debenture holder or such holder of common stock within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder or such holder of Common Stock expressly for use therein, and each such holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs such registration statement and each of its directors and each person, if any, who controls the Company within the meaning of
     Section 15 of the Securities Act with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.



                                            TRO LEARNING, INC.


                                            By
                                              --------------------------------
                                              Its Chief Financial Officer

                              TRO LEARNING, INC.
             SERIES 1997 10% SUBORDINATED CONVERTIBLE DEBENTURES
               DUE          , 2004, CONVERSION ELECTION NOTICE
                   ---------
                               **************


     The original Debenture and this completed Conversion Election Notice shall be delivered to the Issuer.

     The undersigned hereby elects to exercise the conversion right contained in the attached Debenture and to purchase

$               in shares of Common Stock of the Issuer at the applicable per
 --------------
share Conversion Price, to be determined as defined in the Debenture.



Dated:
      ---------, ----          ----------------------------------------------
                               Notice: The signature must correspond with the name(s) as it appears on this Debenture in every particular without any change whatsoever.


(Address)
         ------------------------------------------------------------

         ------------------------------------------------------------

(Tax identification number
or Social Security Number)
                          -------------------------------------------

Signature Guaranty:
                   --------------------------------------------------